Calculation of Filing Fee Tables
F-1
Metals Royalty Co Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Share, without par value	457(a)	27,796,079	$ 4.62	$ 128,417,884.98	0.0001381	$ 17,734.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 128,417,884.98		$ 17,734.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 17,734.51
Offering Note
[1]	Represents (i) up to 22,931,000 common shares issuable upon conversion of the registrant's 8.00% Convertible Senior Secured Second Lien Notes due 2031 held by the selling securityholders, reflecting the maximum number of common shares issuable upon conversion thereof at the maximum conversion rate provided for under the indenture governing such notes, (ii) 4,365,079 common shares issued as partial consideration pursuant to the royalty purchase agreement dated as of May 6, 2026, as amended, and (iii) 500,000 common shares issuable upon exercise of outstanding warrants, in each case that may be offered for resale from time to time by the selling securityholders named in the registration statement. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common shares as reported on the Nasdaq Capital Market on September 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date